SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004

KIRKLAND’S, INC.

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

805 NORTH PARKWAY
JACKSON, TENNESSEE 38305
(Address of principal executive offices)

(731) 668-2444
(Registrant’s telephone number, including area code)

Signatures

Item 12. Results of Operations and Financial Condition.

     On March 17, 2004, Kirkland’s, Inc. (the “Company”) issued a press release reporting sales and earnings results for the 13-week and 52-week periods ended January 31, 2004 (the “Press Release”). A copy of the Press Release is attached hereto as Annex 1 and is incorporated by reference into this Item 12.

     The Press Release included one or more “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to each such non-GAAP financial measure, the Company has disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

     These non-GAAP financial measures have been presented because management uses this information in monitoring and evaluating the Company’s on-going financial results and trends and believes that as a result, this information will be useful to investors. The disclosure in this Form 8-K of any financial information shall not constitute an admission that such information is material.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2004		Kirkland’s, Inc.

	By:	/s/ Robert E. Alderson Robert E. Alderson President and Chief Executive Officer

News Release

Contact:	Rennie Faulkner
Executive Vice President & CFO
(731) 668-2444

KIRKLAND’S REPORTS FOURTH QUARTER RESULTS

JACKSON, Tenn. (March 17, 2004) — Kirkland’s, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week and 52-week periods ended January 31, 2004.

     Net sales for the 13 weeks ended January 31, 2004, increased 5.6% to $132.7 million from $125.7 million for the 13 weeks ended February 1, 2003. Comparable store sales for the fourth quarter of fiscal 2003 decreased 4.7%. The Company’s comparable store sales decreased 1.0% for the fourth quarter of fiscal 2002. The Company reported net income of $14.4 million, or $0.73 per diluted share, for the fourth quarter of fiscal 2003. Net income for the fourth quarter of fiscal 2003 included a one-time charge of $1.1 million, or $0.03 per diluted share after tax, related to the termination of the Company’s current warehouse leases in connection with the lease of a new distribution center. Income before the lease termination charge was $15.0 million, or $0.77 per diluted share, compared with net income of $13.9 million, or $0.71 per diluted share, for the prior-year period.

     Net sales for the 52 weeks ended January 31, 2004, increased 8.1% to $369.2 million from $341.5 million for the 52 weeks ended February 1, 2003. Comparable store sales for fiscal 2003 decreased 0.2%. The Company’s comparable store sales increased 8.4% for fiscal 2002. The Company reported net income of $18.1 million, or $0.93 per diluted share, for fiscal 2003 compared to net income allocable to common stock of $10.3 million, or $0.70 per diluted share for the 52 weeks ended February 1, 2003. Income for fiscal 2003, before the lease termination charge, was $18.8 million, or $0.96 per diluted share, compared with pro forma income of $20.0 million, or $1.02 per diluted share, for the prior-year period.

     Robert E. Alderson, Kirkland’s President and Chief Executive Officer, said, “Higher merchandise margins and solid expense control helped us to post an earnings increase for the fourth quarter, despite a persistently sluggish sales environment. We ended the quarter with a successful January clearance event, which left us with lean inventory levels and plenty of open-to-buy dollars for new merchandise. While we had hoped to finish the year with better sales results, we still feel positive about several significant accomplishments during fiscal 2003. We expanded our store base by 12% and gained confidence in our ability to operate productive stores in a variety of real estate venues. We also launched our plan to consolidate our distribution operations into a new, state-of-the-art facility which is on schedule to commence operations in the second quarter of fiscal 2004.”

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805 N. Parkway ■ Jackson, Tennessee 38305 ■ (731) 668-2444

KIRK Reports Fourth Quarter Results

March 17, 2004

First Quarter and Fiscal 2004 Outlook

     The Company issued guidance for the first quarter ending May 1, 2004, of net income of $0.04 to $0.05 per diluted share, compared with $0.06 per diluted share in the prior-year period. Net sales are expected to be $83 million to $84 million, with a comparable store sales increase of 2% to 3% compared with 5.1% in the prior-year period.

     The Company expects to report earnings for fiscal 2004 in a range of $1.07 to $1.12 per diluted share, net sales of approximately $430 million to $435 million, and a comparable store sales increase of 2% to 3%. The Company’s fiscal 2004 estimate includes 50 to 55 new store openings and 10 to 15 store closings as well as the collective impact of transition costs relating to the Company’s new distribution center and the implementation of a wide-area network linking the Company’s stores and corporate headquarters. The Company estimates that these two initiatives will result in incremental expenses of $0.03 per diluted share in the second quarter and $0.01 per diluted share in each of the third and fourth quarters of fiscal 2004.

     Mr. Alderson commented, “With positive sales trends through the first six weeks of the first quarter, we are encouraged by the start to the new fiscal year. Similar to fiscal 2003, the most significant component of our growth strategy in 2004 will be the addition of new stores. We added a net 31 stores during 2003, and we will accelerate that pace to a net increase of 40 stores this year. While devoting significant resources to this growth plan, we also intend to focus considerable attention on improving the productivity of our existing stores. We were not satisfied with our sales performance in fiscal 2003, and we are actively pursuing improvements in logistics, store operations, merchandising and marketing that are intended to drive better sales performance in fiscal 2004.”

Investor Conference Call and Web Simulcast

     Kirkland’s will conduct a conference call on March 18, 2004, at 10:00 a.m. EST to discuss the fourth quarter and fiscal 2003 earnings release and other Company developments, including the outlook for fiscal 2004. The number to call for this interactive teleconference is (913) 981-5508. A replay of the conference call will be available until March 25, 2004, by dialing (719) 457-0820 and entering the passcode, 703157.

     Kirkland’s will also host a live broadcast of its conference call on March 18, 2004, 10:00 a.m. EST online at the Company’s website, www.kirklands.com, as well as www.firstcallevents.com/service/ajwz401511012gfl2.html.. The webcast replay will follow shortly after the call and will continue until April 1, 2004.

     Kirkland’s, Inc. was founded in 1966 and is a leading specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 279 stores in 34 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

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KIRK Reports Fourth Quarter Results

March 17, 2004

     Kirkland’s reports net income and earnings per diluted share in accordance with generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis to exclude certain effects of the Company’s July 10, 2002, initial public offering and a one-time lease termination charge that occurred in the fourth quarter of fiscal 2003. For a description of these adjustments, please refer to the “Reconciliation of Non-GAAP Financial Measures” which is included as part of this release.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 1, 2003. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Fourth Quarter Results

March 17, 2004

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13 Weeks Ended
	January 31,	February 1,
	2004	2003
Net sales	$132,718	$125,700
Cost of sales	81,928	77,352

Gross profit	50,790	48,348
Operating expenses:
Other operating expenses	23,785	23,111
Lease termination charge	1,053	—
Depreciation and amortization	2,174	1,776
Non-cash stock compensation charge	67	70

Operating income	23,711	23,391
Interest expense:
Senior, subordinated and other notes payable	109	167
Amortization of debt issue costs	52	60
Interest income	(15)	(3)
Other expense (income), net	(64)	(51)

Income before income taxes	23,629	23,218
Income tax provision	9,249	9,327

Net income	$14,380	$13,891

Earnings per share:
Basic	$0.75	$0.74

Diluted	$0.73	$0.71

Shares used to calculate earnings per share:
Basic	19,140	18,893

Diluted	19,566	19,534

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KIRK Reports Fourth Quarter Results

March 17, 2004

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	GAAP		Pro Forma*
	52 Weeks Ended		52 Weeks Ended
	January 31,	February 1,	February 1,
	2004	2003	2003
Net sales	$369,158	$341,504	$341,504
Cost of sales	243,581	220,561	220,561

Gross profit	125,577	120,943	120,943
Operating expenses:
Other operating expenses	86,441	78,984	78,984
Lease termination charge	1,053	—	—
Depreciation and amortization	7,478	6,683	6,683
Non-cash stock compensation charge	269	2,579	280

Operating income	30,336	32,697	34,996
Interest expense:
Senior, subordinated and other notes payable	485	3,362	1,847
Class C Preferred Stock	—	1,134	—
Amortization of debt issue costs	210	944	303
Loss on early extinguishment of long-term debt (a)	—	325	—
Inducement charge on exchange of Class C Preferred Stock	—	554	—
Interest income	(34)	(87)	(87)
Other expense (income), net	(174)	(128)	(128)

Income before income taxes	29,849	26,593	33,061
Income tax provision	11,706	10,711	13,059

Income before accretion of redeemable preferred stock and dividends accrued	18,143	15,882	20,002
Accretion of redeemable preferred stock and dividends accrued	—	5,626	—

Net income allocable to common stock	$18,143	$10,256	$20,002

Earnings per share:
Basic	$0.95	$0.73	$1.06

Diluted	$0.93	$0.70	$1.02

Shares used to calculate earnings per share:
Basic	19,048	13,979	18,844

Diluted	19,545	14,657	19,522

*	See Reconciliation of non-GAAP Financial Measures

(a)	As previously disclosed in our public filings, the adoption in 2003 of the provisions of Statement of Financial Accounting Standards No. 145 required the loss on the early extinguishment of long-term debt recorded in the third quarter of fiscal 2002 to be reclassified from an extraordinary item to interest expense in the 2002 consolidated statement of operations.

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KIRK Reports Fourth Quarter Results

March 17, 2004

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	January 31, 2004	February 1, 2003
ASSETS
Current assets:
Cash and cash equivalents	$17,423	$4,244
Inventories	41,574	39,472
Other current assets	9,383	5,957

Total current assets	68,380	49,673
Property and equipment, net	33,087	25,175
Other long-term assets	1,662	4,210

Total Assets	$103,129	$79,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving line of credit	—	—
Accounts payable	19,995	17,594
Other current liabilities	20,572	19,572

Total current liabilities	40,567	37,166
Other long-term liabilities	3,332	2,735

Total liabilities	43,899	39,901

Net shareholders’ equity	59,230	39,157

Total Liabilities and Shareholders’ Equity	$103,129	$79,058

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KIRK Reports Fourth Quarter Results

March 17, 2004

KIRKLAND’S, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)

In addition to reporting in accordance with generally accepted accounting principles (GAAP), we have reported our operating results on a non-GAAP basis to exclude certain effects of our July 10, 2002 initial public offering and the impact of a one-time lease termination charge taken during the fourth quarter of fiscal 2003. This non-GAAP information is used internally to evaluate our performance without regard to the non- recurring financial effects of these two events. We believe that this presentation provides investors with additional insight into our operating results.

Pro Forma Income and Earnings Per Share for the 52 Weeks Ended February 1, 2003

Pro forma income is prepared on a basis to exclude certain effects of our initial public offering. The pro forma figures give effect to the initial public offering as though it took place at the beginning of the period presented. The following sets forth the reconciliation of pro forma income and pro forma earnings per share to GAAP net income and GAAP earnings per share for the 52 weeks ended February 1, 2003 (in thousands, except per share data):

Pro forma income	$20,002
Interest on debt retired in IPO	(3,203)
Non-recurring, non-cash stock compensation charges	(2,299)
Difference in debt issue cost amortization due to May 2002 refinancing	(641)
Accretion of redeemable preferred stock and dividends accrued on classes of preferred stock retired in IPO	(5,626)
Loss on early extinguishment of long-term debt	(325)
Estimated tax effect using effective tax rate	2,348

GAAP net income	$10,256

Diluted weighted average shares outstanding — pro forma	19,522
New shares issued in IPO	(2,138)
Exercise of common stock warrants at IPO	(910)
Exchange of Class C Preferred Stock for common stock at IPO	(246)
Conversion of Class A, Class B and Class D Preferred Stock at IPO	(1,827)
Repurchase of common stock at IPO	256
Dilution from stock options	—

Diluted weighted average shares outstanding — GAAP	14,657

Pro forma earnings per diluted share	$1.02

GAAP earnings per diluted share	$0.70

Income Before Lease Termination Charge

The following sets forth the reconciliation of income and diluted earnings per share before lease termination charge to GAAP net income and GAAP earnings per share (dollars in thousands, except per share data):

	13 Weeks Ended	52 Weeks Ended
	January 31,	January 31,
	2004	2004
Income before lease termination charge	$15,020	$18,783
Diluted earnings per share before lease termination charge	$0.77	$0.96
Lease termination charge	1,053	1,053
Tax effect using effective rate	(413)	(413)

GAAP net income	$14,380	$18,143

GAAP diluted earnings per share	$0.73	$0.93

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